Exhibit 99.1

Jan 28, 2021 10:30am

Conversion Labs Increases Stake in Fast-Growing SaaS Subsidiary

NEW YORK, Jan. 28, 2021 (GLOBE NEWSWIRE) — Conversion Labs, Inc. (NASDAQ: CVLB), a leading direct-to-consumer telemedicine company, has increased its stake in its legacy LegalSimpli Software subsidiary from 51% to 82.6%, largely from the conversion of long-term debt held by Conversion Labs into equity.

LegalSimpli operates PDFSimpli.com, an online software-as-a-service (SaaS) that allows users to easily create, edit, convert, sign and share PDF documents. The subsidiary is currently operating at an annualized run-rate revenue of more than $18 million.

“Since we first invested in LegalSimpli in 2018, its growth has been explosive, driven by its exceptionally talented management team and the same trends driving our telemedicine business, including the massive consumer shift toward subscription-based online services,” noted Conversion Labs’ CEO, Justin Schreiber.

Corey Deutsch, head of corporate development, added: “Conversion Labs remains 100% focused on the tremendous growth opportunities in telemedicine, as evidenced by the triple-digit growth in our Rex MD and Shapiro MD brands over the last year. However, as we begin to explore strategic alternatives for this valuable, yet non-core asset, we believe it was an opportune time and advantageous to our shareholders to secure a significantly larger position at favorable terms.”

Further details of the transaction can be found in the company’s current report on Form 8-K filed with the Securities and Exchange Commission and available at sec.gov and from the investor section of the company’s website at ir.conversionlabs.com.

About Conversion Labs

Conversion Labs, Inc. is a leading telemedicine company with a portfolio of online direct-to-consumer brands. The company combines virtual medical treatment with prescription medications and unique over-the-counter products. Its network of licensed physicians offers telemedicine services and direct-to-consumer pharmacy to consumers across the U.S. To learn more, visit Conversionlabs.com.

Annual Recurring Revenue

Conversion Labs calculates its annual recurring revenue (ARR) by multiplying by 12 the monthly sum of revenue attributed exclusively to automatic subscription sales from customers that are engaged in the company’s rebill structure as it applies to its main brands: Shapiro MD, Rex MD and PDFSimpli. In the company’s calculation of ARR, it does not consider single sales from customers that repurchase its products through the company’s standard checkout pages, Amazon Marketplace or involving the assistance of a customer service representatives. It also does not include revenue from the initial purchase of a new subscriber.

Important Cautions Regarding Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects — both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Conversion Labs, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

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